UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (513) 784-8000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Severance Pay Plan. Chiquita Brands International, Inc. (the “Company”) maintains an Executive Officer Severance Pay Plan (the “Plan”) that provides severance benefits to its executive officers, including the Company’s Named Executive Officers (other than the Chief Executive Officer, whose severance is governed by his Employment Agreement) upon certain qualifying terminations of employment.

On February 1, 2012, the Compensation Committee of the Board of Directors (“Committee”) approved an amendment to the Plan in connection with the impending relocation of the Company’s headquarters. The amendment provides that, in addition to the other events which would entitle a covered executive officer to severance benefits under the Plan, these executive officers will be eligible for severance benefits under the Plan in the event that the following two conditions are satisfied: (i) the executive officer does not receive or does not accept an offer to transfer upon relocation of the Company’s corporate headquarters to Charlotte, North Carolina and (ii) the executive officer remains employed by the Company until his or her employment is terminated by the Company.

The Plan amendment also provides that an executive officer will not be eligible for severance benefits under the Plan if (a) he commits to transfer to Charlotte and then fails to do so or (b) he transfers to Charlotte and within twelve (12) months of the first day of assignment in Charlotte, the executive officer voluntarily terminates his employment or is terminated by the Company for violation of the Company’s Code of Conduct.

Except for the amendments described above, the Plan is the same as the Plan filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and the material terms of the Plan are as described in the Company’s Definitive Proxy Statement filed April 8, 2011.

Relocation Benefits. On February 1, 2012, the Committee also approved relocation benefits for its executive officers who relocate to Charlotte, including the Named Executive Officers other than the Chief Executive Officer.

The relocation benefits to be made available to these relocating executive officers include the following principal elements:

•
payment in respect of costs incurred by the executive in searching for a new residence, temporary living expenses and other miscellaneous expenses (such as storage fees) incurred in connection with the relocation;

•
home sale assistance, consisting of (i) participation in a program whereby a third party relocation firm will purchase the executive officer’s home upon the executive officer’s acceptance of an offer from a qualified buyer, and will sell the home to the buyer, (ii) a payment in respect of realtor commissions, inspection and other closing costs, and (iii) a Company contribution, comprised of either (a) a payment in respect of any loss incurred by the executive upon the sale of the executive’s home (up to a maximum of $125,000), or (b)

in the event the executive’s home is not sold at a loss, a home sale incentive payment equal to 2.5% of the sale price (provided only if the executive sells his home before September 30, 2012);

•	home purchase assistance, consisting of (i) professional assistance in purchasing a new residence in Charlotte and (ii) payment of normal closing costs;

•	a payment in respect of the movement of household goods, vehicles and other moving expenses; and

•	a tax gross-up based on the actual relocation expenses incurred by the executive.

All relocation benefits are subject to repayment in full if within twelve (12) months of the first day of assignment in Charlotte, the executive officer voluntarily terminates his or her employment or is terminated by the Company for violation of the Company’s Code of Conduct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIQUITA BRANDS INTERNATIONAL, INC.

Date: February 6, 2012	By:	/s/ James E. Thompson
James E. Thompson
Senior Vice President, General Counsel
and Secretary